UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 25, 2011, Leap Wireless International, Inc. (“Leap”) issued the attached press release announcing that Egan-Jones Proxy Services, an independent proxy advisory firm, joined Glass, Lewis & Co. LLC in recommending Leap’s stockholders vote in favor of all of Leap’s nominees at Leap’s Annual Meeting of Stockholders to be held on July 28, 2011, and not in favor of nominees proposed by Pentwater Capital Management.

In connection with the Annual Meeting, Leap mailed to stockholders its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2011 (the “Definitive Proxy Statement”). In addition, Leap files annual, quarterly and special reports, proxy and information statements and other information with the SEC. Stockholders are urged to read the Definitive Proxy Statement and other information because they contain important information about Leap and the proposals to be presented at the Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the Definitive Proxy Statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the election of directors and other proposals to be voted on at the Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the Definitive Proxy Statement filed by Leap with the SEC.

Greg Lund, Media Relations

858-882-9105

glund@leapwireless.com

or

Amy Wakeham, Investor Relations

858-882-9876

awakeham@leapwireless.com

Proxy Advisory Service Egan-Jones Recommends Leap Stockholders

Vote “FOR” Leap’s Board Nominees and Proposals

~ Egan-Jones Joins Glass Lewis in Recommending Leap Shareholders Reject Pentwater’s Nominees ~

~ Company Urges Stockholders to Vote FOR Leap’s Highly Experienced Slate of Director Nominees by

Voting the WHITE Card Today ~

SAN DIEGO – July 25, 2011 /PRNewswire via COMTEX/ —

Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative, value-driven wireless communications services, today announced that Egan-Jones Proxy Services, an independent proxy advisory firm, has joined Glass Lewis & Co. in recommending that stockholders vote in favor of all of Leap’s nominees at the Company’s annual meeting on July 28th, and against the nominees proposed by Pentwater Capital Management.

In making its recommendation, Egan Jones said:

“We believe that support for the management ballot is merited and is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors:

1.	Our belief that the dissident’s plans as so far described are less likely to improve the Company’s shareholder value than the plans of management.

2.	We are not convinced that election of the dissidents’ slate of nominees to the Company’s board of directors would work to the benefit of the shareholders.

The management nominees appear qualified and we recommend a vote “FOR” this Proposal on the WHITE proxy card provided by the management.”

“We are pleased that two independent advisory firms, having carefully analyzed the facts, have now recommended in favor of our nominees,” said Doug Hutcheson, Leap’s president and chief executive officer. “We believe their recommendations support our view that Pentwater has not put forward a single idea that the Board hasn’t either implemented or initiated with significantly more depth. Pentwater has never asked to speak to our Board or management team to discuss its operational proposals – and we believe this is because they simply don’t have anything new to propose. This is not surprising to us, given Pentwater’s short-term approach to investing and inexperience with running a public company. In our view, electing Pentwater’s nominees to Leap’s Board puts all other Leap stockholders’ investment at risk.” Leap recommends that stockholders vote FOR all of the Company’s proposals on the WHITE proxy card. The Company urges stockholders to discard any gold proxy card they have received from Pentwater.

About Leap

Leap provides innovative, high-value wireless services to a young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered its Cricket® service. The Company and its joint ventures operate in 35 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.

Leap is a registered service mark of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc.

Important Information

In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial and operational performance, including as a result of our current and future product and service plan offerings, future plans to transition to LTE networks and expected contributions from management and from our proposed slate of nominees to Leap’s Board of Directors and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:

•	our ability to attract and retain customers in an extremely competitive marketplace;

•

the duration and severity of the current economic downturn in the United States and changes in economic conditions, including interest rates, consumer credit conditions, consumer debt levels, consumer confidence, unemployment rates, energy costs and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product and service plan offerings, expand our retail distribution and execute effectively on our other strategic activities;

•	our ability to obtain and maintain roaming and wholesale services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting

•	our ability to attract, integrate, motivate and retain an experienced workforce, including members of senior management;

•	future customer usage of our wireless services, which could exceed our expectations, and our ability to manage or increase network capacity to meet increasing customer demand;

•	our ability to acquire additional spectrum in the future at a reasonable cost or on a timely basis;

•	our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness;

•	our ability to effectively integrate, manage and operate our new joint venture in South Texas;

•

failure of our network or information technology systems to perform according to expectations and risks associated with the upgrade or transition of certain of those systems, including our customer billing system; and

•

other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011.

All forward-looking statements included in this letter should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Cricket Wireless, Cricket Clicks, Jump, Jump Mobile, Flex Bucket, Real Unlimited Unreal Savings and the Cricket “K” are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect, Cricket Nation, Cricket PAYGo, Muve, Muve Music, Muve Money, Cricket Crosswave, Seek Music, MyPerks, Cricket MyPerks and Cricket Wireless Internet Service. All other trademarks are the property of their respective owners.

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